Exhibit 99.1
PROXY CARD
REVOCABLE PROXY
THE BANK OF VENICE
     PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                    , 2007.
     The undersigned hereby appoints David F. Voigt and Mack R. Wilcox, Jr., or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of The Bank of Venice (the “Bank”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the main office of the Bank at 240 Nokomis Avenue South, Venice, Florida, on                     ,                    , 2007, at                       p.m., and at any adjournment or postponement thereof.
     SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
1.	To authorize, adopt and approve the Plan of Merger and Merger Agreement between TIB Financial Corp. and The Bank of Venice, as described in the accompanying Proxy Statement/Prospectus.
                     FOR                                AGAINST                                 ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN
THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES

DATED , 2007

Signature

Signature if held jointly

Please print or type your name
☐	Please mark here if you intend to attend the Special Meeting of Shareholders.
     Please return your signed Proxy to:
The Bank of Venice
240 Nokomis Avenue South
Venice, Florida 34285
Attn: David F. Voigt